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EXHIBIT 12



                       CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Trustees of
      SSgA Funds:

      We consent to the incorporation by reference in Post-effective Amendment No. 66 to the Registration Statement of SSgA Funds on Form N-1A of our reports dated October 10, 2001, relating to the financial statements and financial highlights which appear in the August 31, 2001 Annual Reports to Shareholders of the SSgA Funds (comprised of Money Market Fund, US Government Money Market Fund, Disciplined Equity Fund, Yield Plus Fund, US Treasury Money Market Fund, Prime Money Market Fund, Growth and Income Fund, Intermediate Fund, Emerging Markets Fund, S&P 500 Index Fund, Small Cap Fund, Tax Free Money Market Fund, International Stock Selection Fund, Bond Market Fund, International Growth Opportunities Fund, High Yield Bond Fund, Special Equity Fund, Tuckerman Active REIT Fund, Aggressive Equity Fund, IAM SHARES Fund, Intermediate Municipal Bond Fund and Life Solutions Funds: Income and Growth Fund, Balanced Fund and Growth Fund), which are incorporated by reference in the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" and "Independent Accountants" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts                         PricewaterhouseCoopers LLP
December 22, 2001